Exhibit (H) (3)

Appendix C

Barclays Global Investors Funds

FEE SCHEDULE

Fund		Fee*
		(as a percentage of daily net assets)
Bond Index Fund (single class)		0.15%

Institutional Money Market Fund
Aon Captive Share Class		0.02%
General and Administrative	(0.02%)
Shareholder Servicing	(N/A )
Institutional Class		0.02%
General and Administrative	(0.02%)
Shareholder Servicing	(N/A )
Premium Class		0.07%
General and Administrative	(0.02%)
Shareholder Servicing	(0.05%)
Select Class		0.12%
General and Administrative	(0.02%)
Shareholder Servicing	(0.10%)
Trust Class		0.35%
General and Administrative	(0.02%)
Shareholder Servicing	(0.25%)
Processing	(0.08%)

LifePath Retirement Portfolio
Class I		0.50%
Class R		0.50%

LifePath 2010 Portfolio
Class I		0.50%
Class R		0.50%

*	Expenses attributable to one or more, but not all, of the Funds or share classes (such as shareholder servicing expenses) shall be charged against the assets of the relevant Funds or share classes. Because of the differences in the expenses attributable to one or more, but not all, of the share classes of a particular Fund, a Fund may have different administration fees for different share classes. General expenses of the Trust shall be allocated among the Funds in a manner proportionate to the net assets of each Fund, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

C-1

Fund		Fee*
		(as a percentage of daily net assets)
LifePath 2020 Portfolio
Class I		0.50%
Class R		0.50%

LifePath 2030 Portfolio
Class I		0.50%
Class R		0.50%

LifePath 2040 Portfolio
Class I		0.50%
Class R		0.50%

Money Market Fund (single class)		0.35%

Prime Money Market Fund
Institutional Class		0.02%
General and Administrative	(0.02%)
Shareholder Servicing	(N/A )
Premium Class		0.07%
General and Administrative	(0.02%)
Shareholder Servicing	(0.05%)
Select Class		0.12%
General and Administrative	(0.02%)
Shareholder Servicing	(0.10%)
Trust Class		0.35%
General and Administrative	(0.02%)
Shareholder Servicing	(0.25%)
Processing	(0.08%)

S & P 500 Stock Fund (single class)		0.15%

*	Expenses attributable to one or more, but not all, of the Funds or share classes (such as shareholder servicing expenses) shall be charged against the assets of the relevant Funds or share classes. Because of the differences in the expenses attributable to one or more, but not all, of the share classes of a particular Fund, a Fund may have different administration fees for different share classes. General expenses of the Trust shall be allocated among the Funds in a manner proportionate to the net assets of each Fund, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

C-2

Government Money Market Fund
Institutional Class		0.02%
General and Administrative	(0.02%)
Shareholder Servicing	(N/A )
Premium Class			0.07%
General and Administrative	(0.02%)
Shareholder Servicing	(0.05%)
Select Class		0.12%
General and Administrative	(0.02%)
Shareholder Servicing	(0.10%)
Trust Class			0.35%
General and Administrative	(0.02%)
Shareholder Servicing	(0.25%)
Processing	(0.08%)

Treasury Money Market Fund
Institutional Class		0.02%
General and Administrative	(0.02%)
Shareholder Servicing	(N/A )
Premium Class			0.07%
General and Administrative	(0.02%)
Shareholder Servicing	(0.05%)
Select Class		0.12%
General and Administrative	(0.02%)
Shareholder Servicing	(0.10%)
Trust Class			0.35%
General and Administrative	(0.02%)
Shareholder Servicing	(0.25%)
Processing	(0.08%)

Dated: August 13, 2004

C-3